UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2007, Eagle Family Foods, Inc. (“Eagle”) amended the Executive Employment Agreement (the “Employment Agreement”) with Craig A. Steinke, the President and Chief Executive Officer of Eagle, dated as of November 23, 2004. The Employment Agreement was amended to state that in the event Mr. Steinke is terminated by Eagle without Cause, by Mr. Steinke with Good Reason, or upon non-renewal of the Employment Agreement by Eagle, then Mr. Steinke is entitled to a lump sum payment from Eagle of an amount equal to $1,000,000. The Amendment No.1 to Employment Agreement is filed herewith as Exhibit 10.1.

On March 29, 2007, Eagle also entered into a Retention Fee Agreement with Mr. Steinke. The Retention Fee Agreement provides Mr. Steinke an incentive to continue his employment with Eagle through the closing of the proposed sale of Eagle (through the acquisition of Eagle Family Foods Holdings, Inc., its parent company) to the J. M. Smucker Company (the “Transaction”). Mr. Steinke will receive a payment in the amount of $819,000 provided that Mr. Steinke is continuously employed by Eagle until immediately prior to the closing of the Transaction. The Retention Agreement is filed herein as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated as of March 29, 2007 by and among Eagle Family Foods, Inc. and Craig A. Steinke.

10.2	Retention Fee Agreement, dated as of March 29, 2007, by and among Eagle Family Foods, Inc. and Craig A. Steinke.

10.3	Executive Employment Agreement, dated as of November 23, 2004 by and among Eagle, Holdings, Craig A. Steinke, Warburg, Pincus Ventures, L.P. and GE Investment Private Placement Partners II and Dairy Farmers of America, Inc. (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by Holdings and Eagle on November 23, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: April 4, 2007	By:	/s/ Craig Steinke
	Name:	Craig Steinke
	Title:	President and Chief Executive Officer and Chief Financial Officer